Exhibit 5.2

October 1, 2024

VCI Global Limited

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

To whom it may concern:

We have acted as United States securities law counsel to VCI Global Limited, a company incorporated under the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “Company”) in connection with filing with the U.S. Securities and Exchange Commission (Commission) of a registration statement on Form F-1 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”).

The Registration Statement relates to the resale from time to time by Alumni Capital LP (“Alumni Capital”), including its transferees, donees, pledgees or successors-in-interest (the “Selling Shareholder”) identified in the preliminary prospectus contained in the Registration Statement (and together with the final prospectus being prepared, the “Prospectus”) of offering and resale of up to 476,363,636 of our ordinary shares, no par value per share (the “Ordinary Shares”), which include up to (i) 276,363,636 Ordinary Shares (the “Purchase Shares”) that may be issued and sold to the Selling Shareholder pursuant to a the Purchase Agreement dated as of August 1, 2024 between us and Alumni Capital, as amended by the Purchase Agreement Modification Agreement dated September 27, 2024 (as so amended, the “Purchase Agreement”), and (ii) 200,000,000 Ordinary Shares (the “Warrant Shares” and together with the Purchase Shares, the “Selling Shareholder Shares”) that can be underlying a warrant (the “Alumni Warrant”) to purchase Ordinary Shares issued to Alumni Capital as a commitment fee pursuant to the Purchase agreement. All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

As counsel to the Company in connection with the issuance of and resale of the above-referenced Selling Shareholder Shares and Alumni Warrants, we have reviewed the Registration Statement, Prospectus and the respective exhibits thereto and the Purchase Agreement. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that, as set forth in a separate opinion delivered to the Company on the date hereof by Carey Olsen (BVI) L.P., British Virgin Islands counsel to the Company, the Alumni Warrants have been duly authorized; and (v) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Alumni Warrants; (iv) the Company has the corporate power and authority to execute, deliver, and perform all its obligations under the Alumni Warrants; (v) the Alumni Warrants have been duly authorized by all requisite corporate action on the part of the Company; (vi) except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified in the Exhibit 4.6 (Form of Alumni Warrants) to the Registration Statement and Exhibits 10.16 and 10.17 (Form of a Purchase Agreement, as amended) without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto); (vii) the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof; (viii) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and (ix) at the time of exercise of the Alumni Warrants, a sufficient number of Ordinary Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036
T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) when the Alumni Warrants are duly executed and delivered by the Company and paid for as described the Purchase Agreement, such Alumni Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles.

The opinion set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the laws of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We advise you that matters of British Virgin Islands law are covered in the opinion of Carey Olsen (BVI) L.P., British Virgin Islands counsel for the Company, in Exhibit 5.1 to the Registration Statement.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm therein and in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW